[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Carbo Ceramics Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                               CARBO CERAMICS INC.
                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


The Shareholders of Carbo Ceramics Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Carbo Ceramics Inc. will be held Tuesday, April 13, 1999 at 9:00 A.M. Central Time, at the Mansion on Turtle Creek, 2821 Turtle Creek Boulevard, Dallas, Texas, for the following purposes:

     1. To elect six directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2000 Annual Meeting.

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

     3. To transact such other business as may properly be brought before the meeting.

Shareholders of record at the close of business on March 5, 1999, are the only shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders.

                                     By Order of the Board of Directors,



                                     Paul G. Vitek
                                     Secretary/Treasurer

Irving, Texas
March 12, 1999



                                    IMPORTANT

Whether or not you expect to attend the meeting, please vote, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                               CARBO CERAMICS INC.
                          600 E. Las Colinas Boulevard
                                   Suite 1520
                               Irving, Texas 75039

                              --------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

         The enclosed Proxy is solicited on behalf of the Board of Directors of Carbo Ceramics Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders ("Annual Meeting") to be held April 13, 1999 at 9:00 A.M local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Mansion on Turtle Creek, 2821 Turtle Creek Boulevard, Dallas, Texas.

         The Company's principal executive offices are located at 600 East Las Colinas Boulevard, Suite 1520, Irving, Texas 75039. The telephone number at that address is (972) 401-0090.

         These proxy solicitation materials are being mailed on or about March 12, 1999 to all shareholders entitled to vote at the Annual Meeting.


                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

         Shareholders of record at the close of business on March 5, 1999 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 14,602,000 shares of the Company's Common Stock were issued and outstanding and entitled to be voted at the meeting.

REVOCABILITY OF PROXIES

         A shareholder giving a proxy pursuant to this solicitation may revoke it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

         Every shareholder is entitled to one vote for each share held with respect to each matter, including the election of directors, that comes before the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to such proposals, the proxy will be voted FOR all director nominees and FOR the ratification of Ernst & Young LLP as independent auditors. Broker non-votes and abstentions are not treated as votes cast or shares entitled to vote with respect to such proposals.

         The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain employees of the Company, without additional compensation, may use personal efforts, by telephone or otherwise, to obtain proxies.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 2000 Annual Meeting must be received by the Secretary of the Company no later than November 15, 1999 in order to be considered for inclusion in the proxy soliciting materials relating to that meeting. A proposal by a shareholder outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Secretary of the Company no later than January 26, 2000 or it will be considered untimely.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of March 1, 1999, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such owner, the number of shares of Common Stock beneficially owned and the percentage such shares comprised of the outstanding shares of Common Stock of the Company. Except as indicated, each holder has sole voting and dispositive power over the listed shares.

                                                                                  SHARES BENEFICIALLY
                                                                                         OWNED
                                                                                  -------------------
                                                                                    NUMBER    PERCENT
                                                                                  ---------   -------
NAME AND ADDRESS
OF BENEFICIAL OWNER
-------------------
   Lewis L. Glucksman                                                             1,800,000     11.89%
     388 Greenwich Street
     New York, New York  10013

   William A. Griffin, Jr.                                                          850,000      5.62%
     9753 Pine Lake Drive
     Houston, Texas  77055

   William C. Morris (1)                                                          5,700,000     37.66%
     100 Park Avenue
     New York, New York  10017

   Jesse P. Orsini (2)                                                              827,500      5.47%
     3713 Santiago Ct.
     Irving, Texas  75062

   Robert S. Rubin                                                                1,700,000     11.23%
     388 Greenwich Street
     New York, New York  10013

   George A. Weigers                                                                900,000      5.95%
     230 Bridge Street
     Vail, Colorado  80657


(1) Shares shown as beneficially owned by Mr. Morris include 700,000 shares of Common Stock owned by Mr. Morris' wife, as to which Mr. Morris disclaims any beneficial ownership.

(2) Shares shown as beneficially owned by Mr. Orsini include 187,500 shares of Common Stock which Mr. Orsini has the right to acquire within 60 days based on the terms of options granted to Mr. Orsini under the Carbo Ceramics Inc. 1996 Stock Option Plan for Key Employees.

         The following table sets forth the number of shares of Common Stock of the Company owned by each of the current directors and executive officers and by all directors and executive officers as a group as of March 1, 1999.

                                                      AMOUNT AND NATURE OF
                                                      BENEFICIAL OWNERSHIP
                                                 -------------------------------                PERCENT OF
                                                 CURRENTLY          ACQUIRABLE                 COMMON STOCK
DIRECTORS                                          OWNED          WITHIN 60 DAYS            BENEFICIALLY OWNED
                                                 ----------       --------------            ------------------
       Claude E. Cooke, Jr.                           1,500                 0                          *
       William A. Griffin, Jr.                      850,000                 0                       5.62%
       William C. Morris (1)                      5,700,000                 0                      37.66%
       John J. Murphy                                 3,500                 0                          *
       Jesse P. Orsini                              640,000           187,500                       5.47%
       Robert S. Rubin                            1,700,000                 0                      11.23%

OTHER EXECUTIVE OFFICERS

       Terry P. Keefe                                 2,500            82,500                          *
       C. Mark Pearson                                2,600            52,500                          *
       Paul G. Vitek                                      0            82,500                          *

DIRECTORS AND
EXECUTIVE OFFICERS AS A GROUP (1)                 8,900,100           405,000                      61.47%

*Less than 1% of total shares outstanding

(1) Shares shown as beneficially owned by Mr. Morris include 700,000 shares of Common Stock owned by Mr. Morris' wife, as to which Mr. Morris disclaims any beneficial ownership.


                              ELECTION OF DIRECTORS

NOMINEES

         A board of six directors is to be elected at the meeting. Each director elected to the board will hold office until the next Annual Meeting or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy, unless the size of the Board is reduced. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a director.

                                              BUSINESS EXPERIENCE
                                            DURING PAST 5 YEARS AND                              DIRECTOR
      NAME (AGE)                               OTHER INFORMATION                                   SINCE
      ----------                            -----------------------                              --------
William C. Morris (60)         Chairman of the Board of the Company; Chairman of the               1987
                               Board of Directors of J. & W. Seligman & Co.,
                               Incorporated (investment advisory firm); Chairman
                               of the Board of Tri-Continental Corporation; and
                               Chairman of the Boards of the companies in the
                               Seligman family of investment companies. Director
                               of Kerr-McGee Corporation.

Claude E. Cooke, Jr. (69)      Of Counsel with Baker & Botts LLP (law firm);                       1996
                               Partner, Hutcheson & Grundy LLP (law firm) from 1996 to 1997;
                               Attorney with Pravel, Hewitt, Kimball & Krieger from 1990 to
                               1996; employed by Exxon Production Research Company from
                               1954 to 1986; the inventor of sintered bauxite, the original ceramic proppant.

William A. Griffin, Jr. (83)   Chairman of the Board, Emeritus, and former Chief Executive         1987
                               Officer of Daniel Industries, Inc. (producer of oil and gas measurement systems).

John J. Murphy (67)            Chairman and Chief Executive Officer of Dresser Industries,         1996
                               Inc. from 1983 to 1995 (hydrocarbon energy services and
                               products); President of Dresser Industries, Inc. from 1982 to 1992; Director of PepsiCo., Inc., Kerr-McGee Corporation,
                               W.R. Grace & Co. and Shaw Industries, Ltd.

Jesse P. Orsini (58)           President and Chief Executive Officer of the Company.               1987

Robert S. Rubin (67)           Managing Director of Salomon Smith Barney (investment               1997
                               banking firm) and predecessor firms since 1989.

           COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors met four times during the last fiscal year. The Board of Directors has Audit and Compensation committees, each comprised of three members. The Board of Directors does not have a nominating committee. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which such director is a member.

     The Audit Committee includes William C. Morris, Claude E. Cooke and Robert
S. Rubin, all of whom are directors of the Company. The Committee met twice during the last fiscal year. The Audit Committee recommends engagement of the independent auditors, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors' report, considers comments made by the independent auditors with respect to the Company's internal control structure, and reviews internal accounting procedures and controls with the Company's financial and accounting staff.

     The Compensation Committee includes William C. Morris, William A. Griffin and John J. Murphy, all of whom are directors of the Company. The Committee met three times during the last fiscal year. The Compensation Committee establishes policies relating to the compensation of executive officers and key management employees of the Company, reviews and approves the President and Chief Executive Officer's recommendations on incentive compensation awards and oversees the administration of the Company's stock option plan.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning annual and long-term compensation for the Company's Chief Executive Officer and executive officers whose total salary and bonus exceeded $100,000 for services rendered in all capacities to the Company during the year ended December 31, 1998:

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------
                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                            ANNUAL COMPENSATION             AWARDS
                                                   ----------------------------------------------------
                                                                                OTHER       NUMBER OF
                                                                                ANNUAL      SECURITIES
                                                                                COMPEN-     UNDERLYING
        NAME AND PRINCIPAL POSITION          YEAR       SALARY       BONUS(1)   SATION(2)    OPTIONS
-------------------------------------------------------------------------------------------------------
Jesse P. Orsini, Director, President         1998     $ 275,000    $ 302,469    $ 18,345             -
     and Chief Executive Officer             1997       250,000      331,118      15,155             -
                                             1996       223,067      110,320      13,817       250,000

Paul G. Vitek, Vice President of             1998        93,000      155,000      18,345             -
     Finance, Secretary and Treasurer        1997        88,800      165,000      15,155             -
                                             1996        84,000      115,000      13,817       110,000

Terry P. Keefe, Vice President of            1998        93,000      145,000      18,345             -
     Manufacturing                           1997        88,800      165,000      15,155             -
                                             1996        84,900      115,000      13,817       110,000

C. Mark Pearson, Vice President              1998        93,000      160,000      18,345             -
     of Marketing (3)                        1997        66,750      140,000      45,896       110,000
                                             1996             -            -           -             -

----------
(1) For Messrs. Vitek, Keefe and Pearson, bonus consists of amounts payable under the Company's incentive compensation plan and includes a deferred bonus that is paid in equal annual amounts over a consecutive three-year period and that may be forfeited to the Company under certain circumstances. The deferred portion of the bonus for Messrs. Vitek, Keefe and Pearson was $80,000, $75,000 and $85,000, respectively, for 1998; $90,000, $90,000 and $80,000, respectively, for 1997; and $55,000 and $50,000, for Messrs. Vitek and Keefe, respectively, for 1996.

(2) Consists of Company contributions to the savings and profit sharing plan, except for Dr. Pearson in 1997, which consists of certain reimbursed relocation expenses.

(3) Dr. Pearson joined the Company on March 15, 1997.


         The following table presents the value of unexercised options held by the named executives at December 31, 1998. No options were granted to or exercised by the named executives during 1998.

                                                                   NUMBER OF SECURITIES       VALUE OF
                                                                                             UNEXERCISED
                                                                        UNDERLYING          IN-THE-MONEY
                                   NUMBER OF                       UNEXERCISED OPTIONS         OPTIONS
                                  SECURITIES                        AT FISCAL YEAR-END   AT FISCAL YEAR-END
                                  UNDERLYING                         EXERCISABLE (E)/     EXERCISABLE (E)/
            NAME               OPTIONS EXERCISED  VALUE REALIZED    UNEXERCISABLE (U)     UNEXERCISABLE (U)
------------------------------ ------------------ ---------------- --------------------- --------------------
Jesse P. Orsini                               -               $ -            125,000 U          $62,500 U
                                              -                 -            125,000 E           62,500 E

Paul G. Vitek                                 -                 -             55,000 U           27,500 U
                                              -                 -             55,000 E           27,500 E

Terry P. Keefe                                -                 -             55,000 U           27,500 U
                                              -                 -             55,000 E           27,500 E

C. Mark Pearson                               -                 -             82,500 U                0U
                                              -                 -             27,500 E                0E

         The Company has entered into an employment agreement with Mr. Orsini, which will expire on June 30, 2000 (the "Employment Term"), pursuant to which Mr. Orsini is employed as President and Chief Executive Officer of the Company. During the Employment Term, Mr. Orsini will receive an annual base salary of not less than $250,000 and an incentive bonus for each fiscal year (prorated for 1996 and 2000) equal to the sum of (a) 0.5% of the Company's earnings before interest and taxes for such fiscal year ("EBIT) up to $20,000,000 plus (b) 1.0% of EBIT between $20,000,000 and $25,000,000 plus (c) 2.0% of EBIT in excess of $25,000,000. Mr. Orsini will also be entitled to continue to participate in all benefit plans available to other executive officers of the Company during the Employment Term, other than the Company's Incentive Compensation Plan. In the event that Mr. Orsini's employment is terminated by the Company without cause during the Employment Term, Mr. Orsini will receive two years' base salary, payable in installments, and a prorated incentive bonus, any unvested stock options that he holds under the Company's stock option plan will vest immediately and all of his outstanding options under the Company's stock option plan will be exercisable for a period of 30 days following termination. In the event that Mr. Orsini's employment is terminated for any other reason, Mr. Orsini will receive his base salary earned to the date of termination and any earned but unused vacation and any stock options that he holds will terminate in accordance with the terms of the Company's stock option plan. In addition, in the event of Mr. Orsini's death or disability or if Mr. Orsini terminates his employment following a change in control of the Company, Mr. Orsini will receive a prorated incentive bonus for the year in which his employment terminates. The agreement also contains a five-year non-competition covenant that would become effective upon termination of Mr. Orsini's employment for any reason.

         Directors who are employees of the Company are not compensated for serving as directors. Directors who are not employees of the Company are paid $4,000 per calendar quarter plus $1,000 per meeting for attending meetings of the Board of Directors or meetings of any committee thereof not immediately preceding or following a meeting of the Board of Directors. The Chairman of the Board of Directors is paid $8,000 per calendar quarter plus $1,000 per meeting for attending meetings of the Board of Directors or meetings of any committee thereof not immediately preceding or following a meeting of the Board of Directors. All directors are reimbursed for out-of-pocket expenses incurred by them in attending meetings of the Board of Directors and its committees and otherwise in performing their duties as directors.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     COMPENSATION POLICY. The goal of the Company's compensation policy is to ensure that executive compensation is related to and supports the Company's overall objectives of improving profitability and enhancing shareholder value. To achieve this goal, the Compensation Committee has adopted the following guidelines to direct compensation decisions:

     o provide a competitive compensation package that enables the Company to attract and retain superior management personnel;

     o relate compensation to the performance of the Company and the individual;

     o align employee objectives with the objectives of shareholders by encouraging executive stock ownership.

     ELEMENTS OF COMPENSATION. The Committee believes that the above objectives are best achieved by combining current and deferred cash compensation with equity based compensation. In 1998, the Company's compensation program for executive officers and other key managers consisted of (i) base salary; (ii) performance-based current and deferred bonuses based upon the Company's net income before tax; (iii) stock option grants under the Company's 1996 Stock Option Plan for Key Employees; and (iv) matching contributions and discretionary contributions under the Company's Savings and Profit Sharing Plan.

     Base Salary. Executives' base salary levels are reviewed annually to determine whether they are near the median range for persons holding similar positions with companies that are of a similar size. It is the goal of the Compensation Committee to set salary ranges for the Company's executive officers at the 50th percentile when compared to these similar businesses. The Compensation Committee uses various salary surveys, prepared by independent compensation analysts, to determine the salary level that falls at the 50th percentile. Individual salaries are established within the salary range based on individual performance in the most recently completed twelve months.

     Current and Deferred Bonuses. Since the inception of the Company, it has been management's objective to have a significant portion of key employee compensation performance-based. In order to achieve this objective the Company established the Carbo Ceramics Inc. Incentive Compensation Plan ("the Incentive Compensation Plan") that generates an incentive compensation "pool", the size of which is determined by the net income before tax that is generated by the Company annually. Upon its formation, the Compensation Committee reviewed and ratified the Incentive Compensation Plan.

     The President and Chief Executive Officer of the Company recommends to the Compensation Committee a distribution of the pool among key employees, including executive officers, of the Company. Individual performance is the key factor considered by the President and Chief Executive Officer in determining the recommended distribution for each key employee and executive officer. In order to retain the services of key employees and executive officers, a substantial portion of the amount awarded under the Incentive Compensation Plan is paid on a deferred basis over a three year period and is subject to forfeiture if the executive's employment with the Company ceases for any reason other than death, permanent disability or normal retirement. In 1998, the portion of incentive compensation that was deferred was approximately 50% for executive officers, excluding the President and Chief Executive Officer.

     Stock Options. The Compensation Committee strongly believes that the interests of shareholders and executives become more closely aligned when executives are provided with an opportunity to acquire a proprietary interest in the Company through ownership of the Company's Common Stock. Accordingly, key employees and executive officers of the Company are eligible to participate in the 1996 Stock Option Plan for Key Employees whereby they are granted options to purchase shares of the Company's Common Stock in the future at a price that is specified at the time of the grant. Stock options are granted with an exercise price of no less than the fair market value on the date of the grant and are exercisable in four equal annual installments beginning one year after the date of the grant.

     Individual stock option grants are determined based on individual and company performance. No stock options were granted to executive officers of the Company in 1998.

     CEO COMPENSATION. Jesse P. Orsini has been President and Chief Executive Officer of the Company since its inception in 1987. Mr. Orsini's compensation package has been designed to encourage short and long-term performance in line with shareholder interests. Mr. Orsini has an employment agreement with the Company that expires on June 30, 2000. Under the terms of the agreement, Mr. Orsini will receive an annual base salary of not less than $250,000 per year and an incentive bonus based on the net income before tax generated by the Company. In light of the existence of the employment agreement between the Company and Mr. Orsini, none of the incentive bonus earned under the terms of the agreement is deferred. In 1996, Mr. Orsini was granted options to purchase 250,000 shares of the Company's Common Stock at a price of $17.00 per share under the terms of the 1996 Stock Option Plan for Key Employees.

     The Compensation Committee believes that Mr. Orsini's total compensation is reflective of his position and responsibility and that he is paid comparably to chief executive officers of companies of similar size and complexity.

                                CARBO Ceramics Inc. Compensation Committee

                                     William C. Morris, Chairman
                                     William A. Griffin, Jr.
                                     John J. Murphy

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


         Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year.

         Ernst & Young LLP has acted as auditors for the Company since its formation in 1987. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         The Audit Committee and the Board of Directors recommend the shareholders vote "FOR" such ratification.


                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each of the persons named in the proxy to vote in accordance with his judgement on such matters.

                             STOCK PERFORMANCE GRAPH

         The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to Carbo Ceramics Inc. shareholders during the period beginning April 23, 1996, and ending December 31, 1998, as well as an overall stock market index (The Nasdaq Stock Market Total Return Index) and a peer group index (Oil and Gas Field Service Stocks, Source: Media General Financial Services):


                                    [GRAPH]


                                4/23/96        12/31/96       12/31/97       12/31/98
CARBO CERAMICS                     100          124.45         191.87            106
NASDAQ MARKET INDEX                100          107.16         131.08         184.88
OIL & GAS FIELD SERVICE STOCKS     100          119.37         180.92          93.03


         The stock performance graph assumes $100 was invested on April 23, 1996. For Carbo Ceramics Inc. the initial public offering price of $17 per share was used to establish the value as of April 23, 1996.

                                     PROXY



         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              CARBO CERAMICS INC.



The undersigned hereby appoints Jesse P. Orsini and Paul G. Vitek, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Carbo Ceramics Inc. held of record by the undersigned on March 5, 1999 at the Annual Meeting of Shareholders to be held on April 13, 1999, or any adjournment or continuation thereof.



                           (PLEASE SEE REVERSE SIDE)



                             *FOLD AND DETACH HERE*

1. To elect six Directors                          2. Proposal to ratify the appointment of Ernst   3. In their discretion to vote
                                                      & Young LLP, certified public accountants,       upon such other business as
     FOR all nominees            WITHHOLD             as independent auditors for the fiscal year      may properly come before the
    listed below (except        AUTHORITY             ending December 31, 1999.                        meeting.
     as marked to the     to vote for all nominees
      contrary below)          listed below                FOR      AGAINST        ABSTAIN

          [  ]                     [  ]                   [  ]       [  ]           [  ]

INSTRUCTIONS: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below:

Claude E. Cooke, Jr.                                                                                   The Board of Directors
William A Griffin, Jr.                                                                                 recommends that you vote FOR
William C. Morris                                                                                      the nominees and the proposal
John J. Murphy                                                                                         listed above. This proxy when
Jesse P. Orsini                                                                                        properly executed will be
Robert S. Rubin                                                                                        voted in the manner directed
                                                                                                       herein by the undersigned
                                                                                                       shareholder. If no direction
                                                                                                       is given, this proxy will be
                                                                                                       voted FOR the nominees and
                                                                                                       the proposal.

                                                                                                       DATED:__________________,1999

                                                                                                       -----------------------------
                                                                                                         (SIGNATURE OF SHAREHOLDER)

                                                                                                       -----------------------------
                                                                                                        (SIGNATURE IF HELD JOINTLY)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             *FOLD AND DETACH HERE*